Exhibit 10.5
FIRST AMENDMENT TO LEASE AGREEMENT
The parties to this First Amendment to Lease Agreement (the “Amendment”) are G&I X BRIC FEE OWNER LLC, a Delaware limited liability company authorized to transact business in Florida (the “Landlord”), and D-WAVE COMMERCIAL INC., a Delaware corporation authorized to transact business in Florida (the “Tenant”), who, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, agree as follows:
1.Background.
1.1Landlord and Tenant entered into that certain Office Lease dated January 27, 2026 (the “Lease”) for Suite 125 in the 4930 Building and Suite 160 in the 4680 Building, Boca Raton Innovation Campus, Boca Raton, Florida.
1.2Landlord and Tenant now wish to amend the Lease on the terms and conditions contained in this Amendment.
2.Definitions. Capitalized terms used but not defined in this Amendment shall have the same definitions given to them in the Lease, unless the context clearly indicates a contrary intent. If there is any conflict between the terms of this Amendment and the Lease, the terms of this Amendment shall control. For purposes of this Amendment, the term “Date of this Amendment” shall mean the date on which this Amendment is executed by the last one of the parties to do so.
3.Premises. Pages B-2 and B-3 of EXHIBIT “B” to the Lease are deleted and replaced with the sketch attached as EXHIBIT “A” to this Amendment.
4.Rentable Area of the Premises. Section 1.6 of the Lease is amended to provide that the Premises is 34,522 square feet allocated as follows: Suite 125 - 5,718 square feet and Suite 160 - 28,804 square feet. This square footage figure includes an add-on factor for Common Areas in the Building and has been agreed upon by the parties as final and correct and is not subject to challenge or dispute by either party. Any remeasurement right provided in Section 1.6 of the Lease is no longer applicable.
5.Base Rent. Section 1.10 of the Lease is replaced with the following:

Period	Rate P/S/F Per Annum	Monthly Base Rent	Period Base Rent
Months 1 – 12	$34.00	$97,812.33	$1,173,748.00*
Months 13 – 24	$35.02	$100,746.70	$1,208,960.44
Months 25 – 36	$36.07	$103,767.38	$1,245,208.54
Months 37 – 48	$37.15	$106,874.36	$1,282,492.30
Months 49 – 60	$38.26	$110,067.64	$1,320,811.72
Months 61 – 72	$39.41	$113,376.00	$1,360,512.02
Months 73 – 84	$40.59	$116,770.67	$1,401,247.98
Months 85 – 96	$41.81	$120,280.40	$1,443,364.82
Months 97 – 108	$43.06	$123,876.44	$1,486,517.32
Months 109 – 120	$44.35	$127,587.56	$1,531,050.70
Months 121 – 128	$45.68	$131,413.75	$1,051,310.00

*Base Rent Credit. The “Rent Credit Period” shall be the first eight full calendar months of the Lease Term. Provided that Tenant is not in default of this Lease beyond any applicable grace period at any time during the Rent Credit Period, Tenant shall have a Rent credit in the amount of the Base Rent owed for the Rent Credit Period, which credit shall be applied to the installments of Base Rent due for those months. Accordingly, if the Commencement Date occurs on a day other than the first day of the month, the prorated Rent for the first partial month of the Lease Term shall be due on the Commencement Date and the Rent Credit Period shall commence on the first day of the first full calendar month of the Lease Term and shall expire on the last day of the eighth full calendar month of the Lease Term. Tenant shall remain liable for all Additional Rent owed under this Lease during the Rent Credit Period, including Tenant’s Allocated Share of Operating Costs.

6.Allocated Share. Section 1.11 of the Lease is amended to provide that Tenant’s Allocated Share is 2.07% (based on the ratio of the square footage of the Premises to the square footage of the Project, which is 1,669,732 rentable square feet). This share is a stipulated percentage, agreed upon by the parties, and constitutes a material part of the economic basis of this Lease and the consideration to Landlord in entering into the Lease.
7.Prepaid Rent. Tenant shall pay additional Prepaid Rent to Landlord in the amount of $31,957.50 upon execution of this Amendment, for a total Prepaid Rent amount of $129,457.50.
8.Tenant Improvement Allowance. The Tenant Improvement Allowance under Section 1.17 of the Lease is modified to be $3,452,200.00 ($100.00/sf), to be paid in accordance with EXHIBIT “E” to the Lease. Section 6 of Exhibit “E” is modified to provide that up to 20% of the Allowance ($690,440.00), after allocating the Allowance first to the costs of the Tenant Improvements, may be used to reimburse Tenant for Tenant's furniture, trade fixtures, and equipment, cabling and wiring (including low voltage) costs, owner's representative fees, and moving expenses (“Soft Costs”). In addition, if the total amount paid by Tenant for the Tenant Improvements is less than the Tenant Improvement Allowance and there is remaining Allowance after Tenant’s application to Soft Costs, Tenant shall not receive cash, but may elect to receive a credit against Base Rent not to exceed 20% of the Allowance ($690,440.00).
9.Lender Approval. Landlord represents that Landlord has obtained the consent of Landlord's current lender prior to the Date of this Amendment, and Landlord shall provide confirmation of such consent to Tenant.
10.Broker. Landlord and Tenant each represent and warrant that they have neither consulted nor negotiated with any broker regarding the Premises, except CBRE, Inc. (“Landlord’s Broker”). Tenant shall indemnify, defend, and hold Landlord harmless from and against any claims for commissions from any real estate broker other than Landlord’s Broker with whom it has dealt in connection with this Amendment.  Landlord shall indemnify, defend, and hold Tenant harmless from and against payment of any leasing commission due Landlord’s Broker in connection with this Amendment and any claims for commissions from any real estate broker other than Landlord’s Broker with whom Landlord has dealt in connection with this Amendment.  The terms of this section shall survive the expiration or earlier termination of the Lease.
11.Ratification. Except as modified by this Amendment, the Lease shall remain otherwise unmodified and in full force and effect and the parties ratify and confirm the terms of the Lease as modified by this Amendment. The Lease, as amended, contains the entire agreement between Landlord and Tenant as to the Premises, and there are no other agreements, oral or written, between Landlord and Tenant relating to the Premises. Tenant certifies to its actual knowledge as of the date that Tenant signs and delivers this Amendment: (a) that it has no offsets, defenses, or claims as to Landlord’s or Tenant’s obligations under the Lease; (b) that there are no defaults existing under the Lease on the part of either Landlord or Tenant; and (c) there is no existing basis for Tenant to terminate the Lease. Landlord certifies to its actual knowledge as of the date that Landlord signs and delivers this Amendment: (i) that it has no offsets, defenses, or claims as to Landlord’s or Tenant’s obligations under the Lease; (ii) that there are no defaults existing under the Lease on the part of either Landlord or Tenant; and (iii) there is no existing basis for Landlord to terminate the Lease. All future references to the Lease shall mean the Lease as modified by any and all prior amendments and by this Amendment.
12.Miscellaneous Provisions. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed it and delivered it to Tenant. This Amendment constitutes the final agreement between the parties. It is the complete and exclusive expression of the parties’ agreement on the matters contained in this Amendment. All prior and contemporaneous negotiations and agreements between the parties on the matters contained in this Amendment are expressly merged into and superseded by this Amendment. The provisions of this Amendment may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings. The parties may amend this Amendment only by a written agreement of the parties that identifies itself as an amendment to this Amendment or the Lease. The parties may execute this Amendment in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. This transaction may be conducted, and this Amendment may be delivered, by electronic means, and Landlord and Tenant will be bound by the signatures (whether original, electronic, or faxed) contained in this Amendment. The word or words (a) “including” and “include” and similar words will not be construed restrictively to limit or exclude other items not listed; (b) “or” is used in the inclusive sense of “and/or”; the word “any” means “any and all”; (c) “will” and “shall” are intended to express mandatory actions and may be used interchangeably with no difference of meaning or intent for purposes of the Lease; (d) “good faith” means “honesty in fact” as such phrase is used in the Uniform Commercial Code, as adopted in the State of Florida as of the Date of this Amendment; (e) “commercially reasonable efforts” will not include any obligation to institute or threaten legal proceedings, to declare or threaten to declare any person in default, to incur any liabilities, to expend any monies (other than customary telephone, printing, copying, delivery, and similar expenses), or to cause any other person to do any of the foregoing; and (f) the two words in each of the following pairs of words (whether used in the singular or the plural) will be deemed to have the same meanings, which will encompass any meaning attributable to either word: “approval” and “consent”; “breach” and “default”; “cost” and “expense”; and “true” and “correct”. Except as otherwise provided in the Lease, any approval or consent to be given by a party under the Lease must be in writing (which may be by email) to be effective and may not be unreasonably withheld, conditioned, or delayed or charged for. If under the Lease a consent or approval may be given in the sole discretion of a party that will mean that the approval or consent may be given or withheld in the sole and absolute discretion of such party, for any reason or no reason. Each party has reviewed this Amendment and all of its terms with legal counsel, or had an opportunity to review this Amendment with legal counsel, and is not relying on any representations made to it by any other person concerning the effect of this Amendment. This Amendment shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Amendment to be drafted. No inference shall be drawn from the modification or deletion of versions of the provisions of this Amendment contained in any drafts exchanged between the parties before execution of the final version of this Amendment that would be inconsistent in any way with the construction or interpretation that would be appropriate if the prior drafts had never existed.
13.No Reliance. EACH PARTY AGREES IT HAS NOT RELIED UPON ANY STATEMENT, REPRESENTATION, WARRANTY, OR AGREEMENT OF THE OTHER PARTY EXCEPT FOR THOSE EXPRESSLY CONTAINED IN THIS AMENDMENT.
14.Incontestability. THE PARTIES WAIVE AND RELEASE ALL CLAIMS AND CAUSES OF ACTION FOR FRAUD IN THE INDUCEMENT OR PROCUREMENT OF THIS AMENDMENT IT BEING THEIR INTENT THAT THIS AMENDMENT BE INCONTESTABLE ON ACCOUNT OF ANY CLAIM OF FRAUD, OR FOR ANY OTHER REASON. THE FOREGOING WAIVER AND RELEASE IS MADE BY EACH PARTY IN CONSIDERATION OF THE PARTY’S RECIPROCAL WAIVER AND RELEASE.
[SIGNATURES ON NEXT PAGE]

Landlord and Tenant are signing this Amendment as of the Date of this Amendment.

LANDLORD:

G&I X BRIC FEE OWNER LLC, a Delaware limited liability company

By: __________/s/ Robert Hyman____________
Name: ________Robert Hyman______________
Title: _________Vice President______________

Date Executed: ___July 8, 2026______________

TENANT:

D-WAVE COMMERCIAL INC., a Delaware corporation

By: ________/s/ Alan Baratz________________
Name: ______Alan Baratz__________________
Title*: _______Director___________________

By: _________/s/ John M. Markovich_________
Name: _______John M. Markovich___________
Title*: ____________CFO__________________

Date Executed: _____3 July 2026____________

*Must be the President, any Vice President, or Chief Executive Officer

REAFFIRMATION AND MODIFICATION OF GUARANTY
The undersigned Guarantor joins in the execution of the First Amendment to Lease Agreement to which this agreement is attached and specifically agrees as follows:
The undersigned Guarantor acknowledges that it has read and agrees to be bound by all of the terms of the First Amendment to Lease Agreement.
The undersigned Guarantor represents and warrants that it has no claims, offsets, or defenses whatsoever as to any of its obligations under the Guaranty executed by the Guarantor in connection with the Lease.
The undersigned Guarantor restates, reaffirms, and confirms all of the terms and provisions of the Guaranty, including, but not limited to, all of the representations and warranties set forth in the Guaranty, all of which shall remain unmodified and in full force and effect, except that the Guaranty shall now include all amounts which may become due Landlord, and all of the covenants, terms, conditions, and agreements provide to be performed and observed by Tenant, under the Lease, as modified by the First Amendment to Lease Agreement. The undersigned Guarantor guaranties payment of all such amounts and full performance of all such covenants, terms, conditions and agreements, in the manner and under the terms of the Guaranty.
LANDLORD AND GUARANTOR KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE GUARANTY AND THE LEASE.

D-WAVE QUANTUM INC., a Delaware corporation
By: ________/s/ Alan Baratz_____________________________
Name: ________Alan Baratz_____________________________
Title: _________Director________________________________
By: ________/s/ John M. Markovich_______________________
Name: ______John M. Markovich_________________________
Title: _______CFO_____________________________________

Guarantor's address:
3033 Beta Avenue
Burnaby, BC V5G 4M9
Canada

Date Executed: _____3 July 2026__________________________

EXHIBIT “A”
PREMISES EXHIBIT

4680
24,003 USF
28,804 RSF
4930
4,765 USF
5,718 RSF

TRIESCHMANN DUMALA ARCHITECTURAL GROUP

ARCHITECTURE | PLANNING | INTERIORS

BRIC 4680 BLDG. 1ST FLOOR

BLOCK OUT PLAN

NOTE: SPACE NEEDS TO BE REVERIFIED DUE TO SITE CONDITIONS
NOTE: FURNITURE FOR ILLUSTRATION PURPOSES ONLY
NOTE: ROOM SIZES ARE APPROXIMATE

SCALE : NTS
DRAWN : HCT/TNG
5/22/26

This plan is diagrammatic only and intended to show the general locations of the Premises, and is not a representation by Landlord as to any other improvements or tenants shown any of which may change from time to time.
    A-1